UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2025

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2025, AIM ImmunoTech Inc., a Delaware corporation (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”), to sell shares of its common stock, par value $0.001 per share (the “Common Stock”) for an aggregate offering price of up to $3,000,000 of Common Stock (the “Shares”) from time to time, through an “at the market offering” program (the “ATM Offering”) under which Maxim will act as an exclusive sales agent. At the current time, the Company can only sell $663,329 due to the limitations of General Instruction I.B.6 of Form S-3.

On April 1, 2025, the Company filed a universal shelf registration statement on Form S-3 (File No. 333286319) (the “Registration Statement”) which includes a prospectus relating to the ATM Offering (the “Prospectus”) with the Securities and Exchange Commission (the “SEC”). Once the SEC declares the Registration Statement effective, the Company will be able to offer and sell Shares in the ATM Offering under the Prospectus through Maxim pursuant to the Sales Agreement.

Sales of the Shares under the Sales Agreement may be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (“Securities Act”), or by any other method permitted by law. Maxim will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices. The compensation payable to the Maxim for sales of Shares pursuant to the Sales Agreement will be 3.0% of the gross proceeds for any Shares sold to or through Maxim. In addition, the Company has agreed to reimburse Maxim for certain expenses it incurs in the performance of its obligations up to a maximum of $50,000, and $5,000 per quarter thereafter, under the Sales Agreement. The Sales Agreement may be terminated by the Company or Maxim in accordance with the terms therein. The Company made certain customary representations, warranties and covenants concerning the Company and the Shares in the Sales Agreement and agreed to indemnify Maxim against certain liabilities, including liabilities under the Securities Act.

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement. The ATM Offering will terminate upon the earlier of (i) the sale of Shares under the Distribution Agreement having an aggregate offering price of $3 million, 24 months from the date of the Sales Agreement or the termination of the Sales Agreement by either the Company or Maxim upon the provision of fifteen (15) days written notice. In addition, sales of Shares under the ATM Offering shall not exceed $3 million, unless and until the Company files an amended or new Prospectus Supplement.

The Company intends to use the net proceeds from the sale of Shares for working capital and general corporate purposes.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

The legal opinion of Silverman Shin & Schneider PLLC relating to the Shares is filed as Exhibit 5.1 hereto and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. The Company urges investors to consider the various risk factors and cautionary statements in its filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

1.1	Equity Distribution Agreement
5.1	Opinion of Silverman Shin & Schneider PLLC
23.1	Consent of Silverman Shin & Schneider PLLC (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Date: April 4, 2025	By	/s/ Thomas K. Equels
Thomas K. Equels, CEO